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EXHIBIT 99.1

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE SPECIAL MEETING TO BE HELD [    •    ], 2007

        The undersigned hereby appoints John B. Stedman, Jr., Jan H. Hollar and R. Allan Schlick, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated on the reverse side, all shares of the $0.01 par value Common Stock of the undersigned in TSB Financial Corporation ("TSB") at the Special Meeting of Shareholders to be held on [    •    ], 2007, and at any adjournment thereof. THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT AND ADJOURNMENT OF THE SPECIAL MEETING DESCRIBED BELOW. THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE MERGER AGRREMENT AND ADJOURNMENT OF THE SPECIAL MEETING.

          1.     PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER, dated as of August 29, 2007, by and between SCBT Financial Corporation and TSB Financial Corporation, as amended by the Amendment to Agreement and Plan of Merger dated as of September 28, 2007, by and between SCBT Financial Corporation and TSB Financial Corporation, pursuant to which TSB Financial Corporation will merge with and into SCBT Financial Corporation.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

          2.     PROPOSAL TO ADJOURN THE SPECIAL MEETING, including, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present at the meeting, in person or by proxy, to approve the merger agreement described in Proposal No. 1, above.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

          3.     In their discretion, the proxies are authorized to vote any procedural motion or action with respect to the conduct of the meeting that may arise.

        Receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement/Prospectus is hereby acknowledged.

        PLEASE DATE AND SIGN EXACTLY AS PRINTED BELOW AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

Dated:	, 2007.

(When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.)

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  EXHIBIT 99.1
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING TO BE HELD [ • ], 2007